UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2022

Civista Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio	44870
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CIVB	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On September 29, 2022, Civista Bancshares, Inc., an Ohio corporation (“Civista”), and its wholly-owned subsidiary, Civista Bank (“Civista Bank”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Vision Financial Group, Inc., a Pennsylvania corporation (“VFG”), and Frederick S. Summers, a resident of the State of Florida (“Seller”), pursuant to which Civista Bank agreed to acquire all of the issued and outstanding shares of capital stock of VFG. VFG is a privately held, independent, full-service equipment leasing and financing company headquartered in Pittsburgh, Pennsylvania.

Under the terms and conditions of the Purchase Agreement, upon closing, Civista Bank will acquire all of the issued and outstanding shares of capital stock of VFG from Seller in exchange for: (i) cash consideration equal to approximately $28,600,000 (subject to adjustment based on the Shareholder Equity of VFG at the time of closing); and (ii) an aggregate number of shares of Civista common stock (“CBI Shares”) equal to $5,250,000 divided by the volume weighted average closing price of a CBI Share on The NASDAQ—Capital Market® for the ten consecutive trading days immediately preceding the closing date. Approximately $7,900,000 of outstanding subordinated debt of VFG will also be assumed and paid off by Civista Bank in connection with the transaction. Pursuant to the Purchase Agreement, Seller will also be entitled to receive an additional amount of contingent consideration in the form of restricted CBI Shares with an aggregate value of $5,250,000. The restricted shares will be subject to vesting or forfeiture based on agreed upon targets of actual originations of equipment leases and similar financing products offered by VFG in 2023 and 2024.

The Purchase Agreement has been unanimously approved by the Boards of Directors of each of Civista, Civista Bank, and VFG and by Seller, as sole shareholder of VFG.

The Purchase Agreement contains customary representations, warranties and covenants by each of the parties and contains indemnification provisions under which the parties have agreed, subject to certain limitations, to indemnify each other against certain liabilities. Civista Bank will deposit a portion of the cash consideration with an escrow agent to be held in escrow and made available to satisfy post-closing indemnification claims under the Purchase Agreement. To supplement the indemnification provided by Seller, Civista Bank has obtained representation and warranty insurance.

The completion of the acquisition is subject to customary closing conditions, including: (i) the absence of any governmental order that restrains or prohibits the transactions contemplated by the Purchase Agreement; (ii) all required approvals, filings or registrations with, and the expiration of any applicable waiting periods imposed by, any governmental entity; (iii) the accuracy of the parties’ representations and warranties contained in the Purchase Agreement; (iv) the parties’ material compliance with the covenants and agreements in the Purchase Agreement; and (v) the absence of a material adverse effect on VFG. The transaction is expected to close on or about October 3, 2022, subject to the fulfillment of applicable closing conditions.

The Purchase Agreement also contains customary pre-closing covenants, including the obligation of VFG to conduct its business in all material respects in the ordinary course of business and to cooperate with Civista Bank to obtain all consents and approvals required in connection with the acquisition.

The Purchase Agreement provides customary termination rights for both Civista Bank and VFG. The Purchase Agreement is terminable at any time prior to closing by mutual consent of the parties and in the following limited circumstances: (i) by Civista Bank if a breach of any representation, warranty, covenant or other provision of the Purchase Agreement has been committed by Seller or VFG, which breach would give rise to the failure of any closing condition, and such breach has not been either waived in writing by Civista Bank or cured within 30 days following written notice thereof; (ii) by Seller if a breach of any representation, warranty, covenant or other provision of the Purchase Agreement has been committed by Civista or Civista Bank, which breach would give rise to the failure of any closing condition, and such breach has not been either waived in writing by Seller or cured within 30 days following written notice thereof; (d) by Civista Bank if any of the closing conditions of Seller and/or VFG have not been satisfied on or before December 31, 2022, other than as a result of the failure of Civista or Civista Bank to comply with their respective obligations under the Purchase Agreement, and Civista Bank has not waived such condition on or before such date; or (e) by Seller if any of the closing conditions of Civista and/or Civista Bank have not been satisfied on or before December 31, 2022, other than as a result of the failure of Seller or VFG to comply with their respective obligations under the Purchase Agreement, and Seller has not waived such condition on or before such date.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement is attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any further financial information about Civista or its subsidiaries, including Civista Bank. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Civista, Civista Bank, VFG or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may not be fully reflected in public disclosures by Civista.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The CBI Shares, including the restricted CBI Shares, to be issued in connection with the acquisition contemplated by the Purchase Agreement will be issued to persons who are “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The offering and sale of such CBI Shares is being made in reliance on the exemption from registration afforded under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Item 7.01 - Regulation FD Disclosure.

Civista issued a press release on September 30, 2022, announcing the entry by Civista and Civista Bank into the Purchase Agreement with VFG. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The preceding information, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statements Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements may include, but are not limited to: Civista’s management plans relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future operations, products or services; any statements or projections regarding the expected benefits of the transaction, including accretion to earnings that may be realized from the transaction; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “may”, “believe,” “expect,” “anticipate,” “intend,” “seek”, “plan”, “will”, “would”, “target” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Because forward-looking statements are by their nature uncertain and subject to assumptions, actual results or future events could differ, possibly materially, from those that Civista anticipated in its forward-looking statements, and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under “Item 1A Risk Factors” of Part 1 of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any additional risk identified in Civista’s Quarterly Reports on Form 10-Q and other reports filed by Civista with the SEC. Undue reliance should not be placed on any of our forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated as of September 29, 2022, by and among Civista Bancshares, Inc., Civista Bank, Vision Financial Group, Inc., and Frederick Summers

99.1	Press Release of Civista dated September 30, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

*	Schedules and exhibits to the Stock Purchase Agreement have been omitted. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon its request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Civista Bancshares, Inc.

By:	/s/ Todd A. Michel
Todd A. Michel
Senior Vice President and Controller

Date: September 30, 2022